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                                                                    Exhibit 10.5

                                  May 29, 2003

Mr. Eugene P. Martineau
C/o U.S. Concrete, Inc.
2925 Briarpark, Suite 500
Houston, Texas 77042

     Re: First Amendment ("First Amendment") to Employment Agreement (the "Agreement"), dated May 28, 2003, between U.S. Concrete, Inc. (the "Company") and Eugene P. Martineau.

Dear Gene:

     This letter agreement shall be deemed to be the First Amendment to the Agreement and is being executed in order to memorialize our agreement as provided herein in the event and at such time all of the following conditions are satisfied: (i) you voluntarily cease serving in the positions of President and Chief Executive Officer of the Company, (ii) you are elected Chairman of the Board of Directors of the Company by the Company's Board of Directors, and (iii) the 2006 annual meeting of stockholders of the Company has occurred (collectively, the "Conditions," and the date on which all of the conditions are satisfied, the "Satisfaction Date"). All capitalized terms used in this First Amendment and otherwise not defined herein shall have the meanings assigned to them in the Agreement. The Company and you agree as follows:

1. On the Satisfaction Date, Exhibit "A" to the Agreement shall be amended by deleting Exhibit "A" in its entirety and replacing it with the following:

     "              Exhibit "A" to Employment Agreement Between
                         Company And Eugene P. Martineau

Term: The Term of Executive's employment shall be for a term commencing on the Satisfaction Date and ending on the date of the 2009 Annual Meeting of Stockholders of the Company.

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Mr. Eugene P. Martineau
May 29,2003
Page 2

Position:                             Executive Chairman of the Board of
                                      Directors.

Location:                             Houston, Texas or the State of Florida

Geographic Region of Responsibility:  During Executive's employment with the
                                      Company, within 75 miles of any plant or other operating facility in which the Company is then engaged in business.
                                      Upon termination of Executive's employment with the Company, within 75 miles of any plant or other operating facility in which the Company was engaged in business on the date immediately prior to Executive's termination.

Period of Post-Employment             Three years from the date of termination
Non-Competition Obligations:          if Executive's employment is terminated
                                      for Cause under Section 2.1.a. If
                                      Executive's employment is terminated under
                                      Sections 2.1.b., 2.1.c., 2.2.a. or 2.3 and
                                      Executive receives any severance benefits or Change in Control benefits, then the Period of Post-Employment Non-Competition
                                      Obligations shall be the period of time
                                      for which Executive receives any such
                                      severance benefits or Change in Control
                                      benefits. If Executive's employment is
                                      terminated under Section 2.2.b., the then the Period of Post-Employment
                                      Non-Competition Obligations shall be two years from the date of termination. If
                                      Executive is terminated under any other
                                      section of this Agreement, there shall be no Period of Post-Employment
                                      Non-Competition Obligations.

Monthly Base Salary:                  An amount equal to one-half of Executive's
                                      Monthly Base Salary during the month
                                      immediately preceding the Satisfaction
                                      Date, or such higher rate as may be
                                      determined by the Company from time to
                                      time.

Annual Paid Vacation:                 five weeks"

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Mr. Eugene P. Martineau
May 29, 2003
Page 3

2.   On the Satisfaction Date, the Agreement shall be amended to add a new section 1.10 as follows:

     "1.10 Time. Executive shall devote not less than 20 hours per week to perform Executive's duties and responsibilities to the Company; provided, however, that Executive shall be required to devote a only prorated amount of time per week to perform such duties and responsibilities during any week in which (i) a legal holiday occurs, (ii) Executive takes an amount of Annual Paid Vacation, or (iii) any other time off is then permitted by Company policy or agreed to in writing by the Company."

3. On the Satisfaction Date, Section 2.1.b. of the Agreement shall be amended by deleting subclause (i) in its entirety and replacing it with the following:

     "    (i)  the Monthly Base Salary in effect on the date of Involuntary
     Termination, which the Company shall continue to pay in semi-monthly installments as if Executive's employment (which ends on the date of Involuntary Termination) had continued for the remainder of the Term;"

4. On the Satisfaction Date, Section 2.2.a. of the Agreement shall be amended by deleting subclause (I) in its entirety and replacing it with the following:

     "    (I)  the Monthly Base Salary in effect on the date of termination for
     Good Cause, which the Company shall continue to pay in semi-monthly installments as if Executive's employment (which ends of the date of termination for Good Cause) had continued for the remainder of the Term;"

5. On the Satisfaction Date, Section 2.1.b. of the Agreement shall be amended by deleting subclause (v) in its entirety.

6. On the Satisfaction Date, Section 2.2.a. of the Agreement shall be amended by deleting subclause (V) in its entirety.

7. On the Satisfaction Date, Section 2.1.c. of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

     "    c.  Death/Disability. Upon Executive's (i) death, or (ii) becoming incapacitated or disabled so as to entitle Executive to benefits under the Company's long-term disability

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Mr. Eugene P. Martineau
May 29, 2003
Page 4

     plan, or (iii) becoming permanently and totally unable to perform Executive's duties hereunder as a result of any physical or mental impairment supported by a written opinion by a physician selected by the Company who is reasonably acceptable to Executive. Notwithstanding anything to the contrary contained in Section 2.1, upon Executive's death or disability this Agreement and Executive's employment shall terminate. Upon termination of employment due to such death or disability, Executive or Executive's heirs shall be entitled to receive all severance benefits described in Section 2.1.b. as if Executive's employment ended due to an Involuntary Termination by the Company as of the date of death, first payment of benefits under the Company's long-term disability plan or permanent and total incapacity, as applicable, except that with respect to severance benefits relating to stock options upon termination of employment due to death or disability (a) all stock options previously granted by the Company to Executive that are vested on the date of termination shall, notwithstanding any contrary provision of any applicable plan or agreement covering any such stock option awards, remain outstanding and continue to be exercisable in accordance with their terms and (b) all stock options previously granted by the Company to Executive that are not vested on the date of termination shall terminate immediately."

8. Except as specifically set forth in this First Amendment, all other terms and conditions of the Agreement as set forth therein are hereby ratified and affirmed and shall remain in full force and effect.

     If the foregoing meets with your approval, please so indicate by returning to us one fully executed copy of this letter.

                                       Sincerely,

                                       U.S. CONCRETE, INC.

                                       By:/s/ Michael W. Harlan
                                          --------------------------------------
                                       Its:Executive Vice President, COO and CFO
                                           -------------------------------------

     Accepted and agreed to as of May
     29, 2003.

                                        /s/ Eugene P. Martineau
                                        ----------------------------------------
                                        Eugene P. Martineau